|Confidential Execution Version
Dated October 27, 2016

BULK NORDIC FIVE LTD. (as Seller) AND NICOLE NAVIGATION S.A. (as Buyer)
PURCHASE AGREEMENT relating to one 59,000 DWT Ice Class Ultramax bulk carrier named BULK DESTINY
NORTON ROSE FULBRIGHT

Contents
Clause    Page
1 Definitions and interpretation    1
2 Representations and warranties    5
3 Conditions precedent    6
4 Acquisition Completion    7
5 Payment    8
6 Sale of the Vessel    8
7 Spare parts and bunkers    9
8 Extent of Seller's liability in respect of sale    9
9 Expenses    10
10    Counterparts    10
11    Notices    10
12    Miscellaneous    11
13    Governing law and jurisdiction    11
Schedule 1 Form of Bill of Sale and Acceptance    13
Schedule 2 Form of Protocol of Delivery and Acceptance    15

THIS AGREEMENT is made on October 27, 2016
BETWEEN:

(1)
BULK NORDIC FIVE LTD., a Bermuda exempted company incorporated under the laws of Bermuda with company number 48423 and having its registered office at3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda (the Seller); and

(2)
NICOLE NAVIGATION S.A. a company incorporated in Panama, having its registered office at Paseo del Mar and Pacific Avenues, Costa del Este, MMG Tower, 23rd Floor, Panama City, Republic of Panama (the Buyer).

The Seller and Buyer are each Party to this Agreement and are referred to collectively as the Parties.
WHEREAS:

(A)	By a shipbuilding contract entered into between the Builder and Sumitomo, the Builder agreed to design, build, launch, complete and deliver the Vessel (each as defined below).

(B)	By the Construction and Sale Agreement entered into between Sumitomo (as contractor) and the Seller (as buyer), Sumitomo agreed to sell and the Seller agreed to buy the Vessel.

(C)	As a part of the financing arrangements for the Vessel the Seller has agreed to sell and the Buyer has agreed to buy the Vessel pursuant to the terms of this Agreement and the Quadpartite Agreement.

(D)	Following the sale of the Vessel under this Agreement the Vessel shall be chartered to the Seller by the Buyer under the Bareboat Charter (as defined below).
IT IS AGREED AS FOLLOWS:

1	Definitions and interpretation

1.1	Definitions
In this Agreement:
Acquisition Completion is the event which occurs upon all the transactions specified in clause 4.2 taking effect
Bareboat Charter means the bareboat charter agreement dated on or about the date of this Agreement between the Seller (as bareboat charterer) and the Buyer (as the owner)
Board of Directors means the board of directors of the Seller
Builder means Oshima Shipbuilding Co., Ltd. a company incorporated under the laws of Japan with its registered address at 1605-1, Oshima-cho, Saikai-shi, Nagasaki-ken, 857-2494, Japan
Business Day means a day on which Banks are open for general business in Tokyo, New York and London
Compulsory Acquisition means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, nationalisation, deprivation, forfeiture or confiscation for any reason of the Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title

Construction and Sale Agreement means the construction and sale agreement dated 2 December 2013 between Sumitomo (as contractor) and the Seller (as buyer), as amended from time to time, including but not limited to the Quadpartite Agreement
Fee Letter means the fee letter setting out amongst other things the total amount of the Upfront Fee (as defined in the Bareboat Charter) payable to the Buyer by the Seller dated on or about the date of the Bareboat Charter
Government Entity means (whether having a distinct legal personality or not): (a) any government or any governmental, semi-governmental or judicial entity or authority, including any local or state government; and (b) any board, commission, department, division, organ, instrumentality, court or agency of any such entity, however constituted
Indirect Tax means any goods and services tax, consumption tax, sales tax, VAT or other value added tax or any tax of a similar nature (however so described)
Insolvency Event means, in relation to any person, the occurrence of any of the following events:

(a)
Insolvency: that person is unable or admits inability to pay its debts as they fall due, or is deemed to, or is declared to, be unable to pay its debts under applicable law, or becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so or moratorium is declared in respect of that person's indebtedness;

(b)	The value of the assets of that person is less than its liabilities (taking into account contingent and prospective liabilities);

(c)
Insolvency Proceedings: any order is made, petition is presented, any meeting is convened for the passing of a resolution or other act or action is taken for the winding-up, liquidation, administration or commencement of other formal insolvency proceedings of that person in any jurisdiction;

(d)
Appointment of receivers and managers: any administrative or other receiver or trustee or other court or creditor designated insolvency officer is appointed of that person or any material part of its assets or any other steps are taken to enforce any Security Interest over all or any material part of the assets of that person;

(e)
Analogous proceedings: there occurs, in relation to that person in any jurisdiction, any event which corresponds with, or has an effect equivalent or similar to, any of the events mentioned in the foregoing paragraphs; or

(f)	Composition or voluntary arrangement: any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of that person
Legal Reservations means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of any stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction

Loan means the principal amount of the borrowing under the Loan Agreement or the principal amount from time to time owing under the Loan Agreement
Loan Agreement means the facility agreement dated on or around the date of this Agreement between the Buyer (as borrower) and Sumitomo Mitsui Finance and Leasing Co., Ltd. (as lender) pursuant to which Sumitomo Mitsui Finance and Leasing Co., Ltd. provided or will provide a loan facility to the Buyer to assist with the purchase of the Vessel pursuant to this Agreement
Pangaea means Pangaea Logistics Solutions Ltd., an exempted company incorporated in Bermuda with company number 49020 and with its registered address at3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda.
Pangaea Guarantee means the irrevocable and on demand guarantee dated on or about the date of the Bareboat Charter granted by Pangaea in favour of the Buyer guaranteeing all obligations owed by the Seller to the Buyer under the Transaction Documents and in form and substance satisfactory to the Buyer
Protocol of Delivery and Acceptance means the protocol of delivery and acceptance in respect of the Vessel executed by the Seller and the Buyer and substantially in the form attached to Schedule 2 of this Agreement or otherwise agreed by the Seller and Buyer
Purchase Price means twenty one million U.S. Dollars (US$21,000,000) and being exclusive of any Taxes including indirect Taxes
Quadpartite Agreement means the agreement dated on or about the date of this Agreement entered into between the Builder, Sumitomo, the Charterer and the Owner in connection with the delivery and the purchase of the Vessel by the Owner
Relevant Jurisdiction means in relation to any person:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Security Documents to be created is situated or registered;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents
Security Assets means, amongst other rights, the rights of the Seller in and to insurances and requisition compensation in respect of the Vessel assigned or to be assigned by it pursuant to the Security Assignment
Security Assignment means the agreement pursuant to which the Seller (as bareboat charterer) assigns in favour of the Buyer certain interests with respect to the Vessel including, amongst other things, the insurances, insurance proceeds and requisition compensation in respect of the Vessel.
Security Documents means the Security Assignment and the Pangaea Guarantee and any documents ancillary to those documents
Security Interest means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, title retention or other encumbrance securing, or any right conferring a priority of payment in respect of, any obligation of any person
Sumitomo means Sumitomo Corporation a company incorporated under the laws of Japan with its registered office at Harumi Island Triton Square Office Tower Y, 8-11 Harumi 1-chome, Chuo-ku, Tokyo 104-8610 Japan

Tax means any present and/or future tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)
Total Loss means in relation to the Vessel, its:

(a)	actual or constructive or compromised or agreed or arranged total loss, as applicable, including such loss as may arise during a requisition for hire;

(b)	Compulsory Acquisition;

(c)
confiscation, seizure, condemnation, arrest, restraint, or disappearance of the Vessel, as applicable, (other than by reason of Compulsory Acquisition) which deprives the Seller of the use of the Vessel for a period in excess of thirty (30) days from the relevant event occurring;

(d)
any hijacking, piracy, theft, capture or detention of the Vessel, as applicable, (other than by reason of Compulsory Acquisition) which deprives the Seller of the use of the Vessel, as applicable, for a period in excess of sixty (60) days from the relevant event occurring; or

(e)	any requisition for hire or use of the Vessel, as applicable, for more than sixty (60) days (or such longer period as the Buyer may agree)
Transaction Documents means the following documents:

(a)	this Agreement;

(b)	the Quadpartite Agreement;

(c)	the Bareboat Charter;

(d)	the Security Assignment;

(e)	the Fee Letter;

(f)	the Vessel Mortgage;

(g)	the Loan Agreement;

(h)	any Manager's Undertaking (as such term is referred to in the Bareboat Charter);

(i)	the Pangaea Guarantee; and

(j)	all notices and acknowledgements provided for in the Security Assignment and any Managers Undertaking (as such term is referred to in the Bareboat Charter)
US$ or U.S. Dollars means the lawful currency from time to time of the United States of America
Vessel means the 59,000 DWT Ice Class Ultramax bulk carrier named “Bulk Destiny” bearing hull number 10762 which upon delivery to the Buyer pursuant to the terms and conditions of this Agreement, will be registered under the demise charter registration in and under the laws and flag of Panama with the Buyer as the registered owner and the Seller as the demise charterer
Vessel Mortgage means the Panamanian law vessel mortgage to be granted by the Buyer in favour of the lender(s) under the Loan Agreement over the Vessel

1.2	Headings

Clause headings and the index are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3	References
In this Agreement, unless the context otherwise requires:

(a)	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b)
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

(c)
references to a "law" include references to any regulation, statute, ordinance, treaty or other legislative measure or any present or future direction, request, requirement or rule of any government or any agency of any state or any self-regulating organisation (whether or not having the force of law but if not having the force of law only if compliance therewith is in accordance with the general practice of persons to whom the same applies);

(d)	words importing the plural shall include the singular and vice versa;

(e)
references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons, partnership, joint venture, association, joint stock company, trust or any Government Entity;

(f)	references to a time of day are to Tokyo time;

(g)	references to any enactment shall be construed as references to such enactment as re-enacted, amended or extended; and

(h)	references to any person include the successors and permitted assigns of such person.

2	Representations and warranties
The Seller represents and warrants to the Buyer on the date of this Agreement and on Acquisition Completion, that the following statements are true and accurate;

(a)
it is duly incorporated as an exempted company in good standing under the laws of Bermuda and has full power to carry on its business as it is now being conducted and to own its property and other assets and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement;

(b)
the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorised by all necessary corporate and other action on its part and do not contravene any applicable law, order or regulation, judgement, decree or permit binding on it or any of its assets or its constitutional documents;

(c)
neither the execution, delivery and performance by it of this Agreement, nor the consummation of any of the transactions by it contemplated by this Agreement, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency or any court, except such as have been obtained (or will have been obtained at the time of Acquisition Completion) and are in full force and effect;

(d)	no default or termination event (however so described) has occurred under the Transaction Documents nor has any Insolvency Event occurred in relation to itself or Pangaea;

(e)
immediately prior to Acquisition Completion it is the sole legal and beneficial owner of the (i) Vessel (subject to completion of the purchase in accordance with the Contract of Construction and Sale) and the (ii) Security Assets which it will assign in favour of the Buyer pursuant to the Security Documents to which it is party and it has not sold or transferred all or any part or interest in the Vessel or such Security Assets to a third party nor has it created or permitted any Security Interests over all or any part of the Vessel or such Security Assets other than in favour of the Buyer;

(f)
subject to Legal Reservations, each of the Security Documents to which it is a party is effective to create the legal, valid and enforceable Security Interest which is expressed to be created thereby; and

(g)	subject to Legal Reservations, this Agreement constitutes, its legal, valid and binding obligations.

3	Conditions precedent

3.1	The obligation of the Buyer to buy the Vessel hereunder shall be conditional upon:

(a)
the  Buyer receiving in a form satisfactory to it (i) all documentation necessary for any preliminary registration of the Vessel in the relevant ship registry (if required) together with (ii) all documents required by such registry, the Vessel insurers and any other third party in connection with the Vessel, each to be received with sufficient time to allow the Buyer to approve and execute such documents and the Seller to then register and process such documents and registrations in time for Acquisition Completion;

(b)
the Buyer having received from the Seller (i) a copy of the constitutional documents of the Seller (being the memorandum of association and bye-laws and the amendments thereto reflecting the latest and complete bye-laws and certificate of incorporation (and certificate of incorporation on change of name, if any), the latest shareholding composition and its register of directors and officers); (ii) a copy of the corporate resolutions of the Seller (being the resolutions of the shareholders and the Board of Directors) approving the sale of the Vessel and the execution, delivery and performance of this Agreement, the Transaction Documents to which it is party and any documents ancillary thereto and authorising its officers and/or attorneys in fact to execute, deliver and perform this Agreement, the Transaction Documents to which it is party and any documents ancillary thereto and to give all notices and take all other action on behalf of the Seller; (iii) to the extent applicable, a copy of any power of attorney granted by the Seller in connection with its execution of this Agreement and the Transaction Documents to which it is party and any ancillary documents thereto, in each case, certified by a duly authorised person of the Seller, as true, complete, accurate and neither amended nor revoked and (iv) certificate (signed by an authorised representative of the Seller in accordance with its bye-laws) certifying that each copy document relating to it specified in this clause 3 is correct, complete, in full force and effect as at a date no earlier than the date of this Agreement;

(c)
the Buyer having received from the Seller a provisional certificate of ownership and encumbrance issued by the competent authorities of the flag state of the Vessel not more than three (3) Business Days before the date of Acquisition Completion evidencing (i) the Buyer’s ownership of the Vessel, and (ii) that the Vessel is free from registered mortgages and encumbrances;

(d)	the Buyer having received the originals or certified true copy of the executed and dated Transaction Documents;

(e)
the Buyer having received from the Seller a copy of all documents the Seller has received from Sumitomo and the Builder pursuant to delivery of the Vessel under the terms of the Construction and Sale Agreement as set out in Article VII(3) therein and clause 2 of the Quadpartite Agreement (each in a form and substance satisfactory to the Buyer), with each certified by a duly authorised signatory of the Seller, as true, complete, accurate and neither amended nor revoked

(f)
the Buyer having received from the Seller a copy of the report from the Buyer's insurance adviser in form and substance satisfactory to the Buyer confirming that the Compulsory Insurances (as such term is defined in the Bareboat Charter) in relation to the Vessel are, or will be, in force at the Delivery (as such term is defined in the Bareboat Charter);

(g)	the Buyer having received from the Seller the Upfront Fee (as such term is defined in the Fee Letter);

(h)	each of the representations and warranties stated by the Seller in clause 2 hereof being true and correct;

(i)	each of the Transaction Documents being in full force and effect and no event of default or termination event (however so described) having occurred under any of them;

(j)	the Vessel not having suffered a Total Loss nor any damage which in the reasonable opinion of the Buyer (acting on the advice of appropriate advisors) means the Vessel may be or become a Total Loss;

(k)
evidence satisfactory to the Buyer that arrangements for the registration, filing and stamping of the Security Documents and the Vessel Mortgage with the relevant registries of the Relevant Jurisdictions are capable of being satisfied on Delivery (as such term is defined in the Bareboat Charter);

(l)
the Buyer being satisfied that each of the conditions precedent under clause 3 of the Bareboat Charter have been satisfied or will be satisfied at the time of Delivery (as such term is defined in the Bareboat Charter);

(m)
the Buyer having received or being satisfied that it will receive on Acquisition Completion all other documents, in form satisfactory to the Buyer, evidencing that the Buyer shall receive the Vessel with good title free of any Security Interests on Acquisition Completion together with such other documents and evidence as the Buyer may reasonably require, provided that all of the conditions precedent at clause 3.1(a) to (m) inclusive are satisfied by 31 March 2017.

3.2
The Seller and the Buyer agree that, in the event of a Total Loss or where the Bareboat Charter has been terminated (each prior to delivery of the Vessel under this Agreement), this Agreement shall be void and neither party shall have any obligations hereunder other than to refund (with interest) any payment received hereunder, if any.

4	Acquisition Completion

4.1
Acquisition Completion shall occur at such time and date as the Buyer and the Seller may mutually agree following the fulfilment or waiver of all the conditions precedent set out in clause 3, whereupon the following transactions will take effect in the order shown in clause 4.2 provided that if any one of such transactions is not completed then no transaction shall take effect and the Seller shall repay any moneys received by it hereunder, if any, and the Buyer shall cooperate with the Seller, at the Seller’s cost, to cause the transfer or otherwise amend the preliminary registration of the Vessel under the Panamanian flag from the Buyer to the Seller.

4.2	The transactions which take effect at Acquisition Completion are:

(a)	payment by the Buyer to Sumitomo of eighteen million eight hundred and forty five thousand U.S. Dollars (US$18,845,000);

(b)	payment by the Buyer to the Seller of two million one hundred and fifty five thousand U.S. Dollars (US$2,155,000); and

(c)	delivery of the Vessel by the Seller to the Buyer and execution and delivery by the Seller to the Buyer of a bill of sale in respect of the Vessel in accordance with clause 6.4.

4.3
If the Seller and Sumitomo propose the moneys to be paid at Acquisition Completion are to vary from those detailed in clause 4.2(a) and (b) above, the Seller shall procure it, together with Sumitomo, notifies the Buyer of such variation no later than 10 (ten) days before Acquisition Completion. For the avoidance of doubt the Buyer’s written approval shall be required for any such variation.

5	Payment

5.1	The payments to the persons set out above in clause 4.2 shall be made to the following account or other account as designated by the Seller on a conditional basis:
Seller Account
Account number:
Account name:
Account with:
Sort code:
BIC/SWIFT:
IBAN:
Sumitomo Account
Account number:
Account name:
Account with:
Sort code:
BIC/SWIFT:
IBAN:

5.2	Each payment under this Agreement shall be paid in U.S. Dollars in immediately available cleared funds and free of bank charges.

5.3
All payments to be made by each party hereunder shall be made in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

6	Sale of the Vessel

6.1
The Seller shall sell the Vessel to the Buyer and the Buyer shall purchase the Vessel in each case upon and subject to the terms and conditions of this Agreement, free from all Security Interests, in consideration of the payment by the Buyer to the Seller of the Purchase Price.

6.2	Subject to the terms and conditions of this Agreement, delivery of the Vessel shall be deemed to take place wherever the Vessel may be at the time of Acquisition Completion.

6.3
At least five (5) Business Days before the expected Acquisition Completion, subject to and in accordance with the terms and conditions of this Agreement and MT199 Swift messages in form and substance satisfactory to each of the Seller’s nominated bank, Sumitomo's nominated bank, the Buyer, Sumitomo and the Seller, the Buyer shall make the payments set out in clause 4.2 to a suspense account of Sumitomo’s nominated bank and the Seller's nominated bank (as applicable) on a conditional basis and such payments shall be released to the Seller's designated bank account and Sumitomo’s designated bank account (as applicable) as detailed in clause 5.1 upon delivery of the Vessel from the Seller to the Buyer and as evidenced by the signing of the Protocol of Delivery and Acceptance (substantially in the form as set out in Schedule 2 hereto) by authorised representatives of the Seller and the Buyer respectively. For the avoidance of doubt any interest earned on the moneys to be paid to the suspense account in accordance with clause 4.2 shall be for the Buyer only.

6.4
Subject to the terms and conditions of this Agreement, the transfer of all of the Seller's rights, title and interest and risk in and to the Vessel on Acquisition Completion shall be effected by delivery to the Buyer of a bill of sale, substantially in the form of Schedule 1 Part A to this Agreement, duly notarised and legalised or apostilled as necessary and upon such delivery, all of such rights, title, interest and risk of the Seller in and to the Vessel shall pass from the Seller to the Buyer.

6.5	Immediately following the delivery of such bill of sale to the Buyer:

(a)
the Seller and the Buyer shall both sign a Protocol of Delivery and Acceptance substantially in the form set out at Schedule 2 to this Agreement confirming the time of delivery of the Vessel to the Buyer; and

(b)
the Buyer shall sign an acceptance of the bill of sale for the purposes of the registration of the transfer of title with the flag state, substantially in the form of Schedule 1 Part B, duly notarised and legalised or apostilled as necessary.

6.6
At Acquisition Completion, the Seller shall, at its expense (and shall use its reasonable endeavours to procure that any third parties shall), promptly execute and deliver all documents, and do all things, that the Buyer as registered owner and the Seller as demise charterer may on and following Acquisition Completion reasonably require for the purpose of transferring and registering the transfer of the title to the Vessel in the name of the Buyer and otherwise for giving full effect to the provisions of this Agreement, it being understood that any expenses incurred by the Buyer to procure the documents set forth in clause 2 of the Quadpartite Agreement shall be at the cost of the Seller.

7	Spare parts and bunkers

7.1
The Seller shall deliver the Vessel to the Buyer with everything belonging to her (and the property of the Seller) on board and on shore. All spare parts and spare equipment including spare tail‑end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Seller, used or unused, whether on board or not shall upon Acquisition Completion become the Buyer's property. The Seller shall not be obliged to replace spare parts including spare tail‑end shaft(s) and spare propellers/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyer. The radio installation and navigational equipment shall be included in the sale without extra payment, if same is the property of the Seller.

The master's, officer's and crew's personal belongings including slop chest shall be excluded from the sale.

7.2
It is acknowledged by the parties hereto, that any remaining unused stores and unbroached lubricating oils and bunkers on board the Vessel at the time of Acquisition Completion belong to the Seller and are excluded from the sale.

8	Extent of Seller's liability in respect of sale

8.1	The Seller warrants to the Buyer that:

(a)	immediately prior to delivery of the bill of sale to the Buyer, the Seller will have a good and valuable right to transfer title to the Vessel; and

(b)	all of Seller’s right, title and interest to the Vessel will be free from all Security Interests.

8.2	As between the Seller and the Buyer, the Vessel, with everything belonging to her (together with any property of the Seller), shall be at the Seller's risk until Acquisition Completion.

9	Expenses

9.1
The Seller shall pay all stamp, transfer, documentary, translation, registration or other like duties or sale taxes (including but not limited to any Taxes and Indirect Taxes) imposed on or otherwise arising in connection with the sale of the Vessel.

9.2
The Seller shall upon demand indemnify the Buyer against all costs and expenses (including legal fees) in connection with the purchase of the Vessel hereunder including but not limited to the sale of the Vessel not proceeding other than as a direct result of the Buyer's wilful default or gross negligence.

10	Counterparts
This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement.

11	Notices
Any notice required or authorised to be given under this Agreement shall be served by being delivered by hand or sent by first class post or fax to the party for whom it is intended at the address of such party given below:

11.1	To the Seller:
Bulk Nordic Five Ltd.
c/o Phoenix Bulk Carriers (US) LLC
Long Wharf, Newport, Rhode Island, United States of America
Fax: +1.401.846.1520
Attention: Mr. Neil McLaughlin
Email: nmclaughlin@phoenixbulkus.com
To the Buyer:

Nicole Navigation S.A.
c/o Sumitomo Mitsui Finance and Leasing Co., Ltd.
1-3-2, Marunouchi, Chiyoda-ku, Tokyo, 100-8287, Japan
Fax:    +81-3-52196574 / +1-212-224-4865
Attention:    Mr.Tomoyuki Tsuji / Mr.Mitsunori Owada
E-mail: tsuji-t@smfl.co.jp / mitsunori_owada@smflus.com
Any notice so served shall be deemed to have been given by fax when sent (provided that the relevant confirmation of receipt has been received) or, if given by first class post at the expiration of 3 days after it shall have been posted.

12	Miscellaneous

12.1	Third Parties Act
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

12.2	Waivers
No failure or delay on the part of the either party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.3	Remedies cumulative
The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

12.4	Partial illegality
If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement and application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

12.5	Variation
This Agreement shall only be varied by an instrument in writing executed by the parties hereto.

12.6	Assignment
The Seller may not assign or transfer any of its rights or obligations under this Agreement.

13	Governing law and jurisdiction

13.1	Law
This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

13.2	Jurisdiction

(a)
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute relating to any non-contractual obligation arising from or in connection with this Agreement and any dispute regarding the existence, validity or termination of this Agreement (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This clause 13.2 is for the benefit of the Buyer only. As a result, the Buyer shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Buyer may take concurrent proceedings in any number of jurisdictions.

IN WITNESS whereof each of the parties hereto has entered into this Agreement the day and year first above written.

Schedule 1
Form of Bill of Sale and Acceptance
Part A - BILL OF SALE

Prescribed by the Commissioners of Customs & Excise With the consent Of the Secretary Of State for Trade and Industry	Form No. 10A X.S.79A BILL OF SALE (Body Corporate)

Permanent Patente number	Name of Ship	Built, year and port of registry	Whether a sailing, steam or motor ship	Total Engine Power
Official No. IMO No.	BULK DESTINY	, Panama	Motor Ship	KW
Metres	Number of Tons
Length Registered	Gross	Net
Breadth
Moulded Depth
And as described in more detail in the Register Book
         We, _______________________, (hereinafter called “the Transferors”) having our registered office at [●] , in consideration of the sum of United States Dollars ______________________________ Only (US$______________) in cash paid to us by ________________, having their registered office at _____________________________ (hereinafter called “the Transferee(s)”) the receipt whereof is hereby acknowledged, transfer all (100%) shares in the Ship above particularly described, and in her boats and appurtenances, to the said Transferee(s).

        Further, we, the said Transferors for ourselves and our successors covenant with the said Transferee(s) and their assigns, that we have power to transfer in manner aforesaid the premises hereinbefore expressed to be transferred, and that the same are free from any and all encumbrances, mortgages, maritime liens or any other debts and claims whatsoever.
        In witness whereof we have hereunto executed this bill of sale on this ____________________ 2016.

EXECUTED and DELIVERED as a DEED )
for and on behalf of )
__________________________________ )
By )

Schedule 2
Form of Protocol of Delivery and Acceptance
KNOW ALL MEN BY THESE PRESENTS:
That the undersigned, Bulk Nordic Five Ltd., an exempted company, incorporated in Bermuda (the Seller), have sold and do hereby grant, transfer and deliver at ________________________ at : hours (Tokyo Time) on this _______ day of ___________, 2017 unto Nicole Navigation S.A. of Panama (the "Buyer") all its title, rights and interest in and to one (1) newbuild Motor Vessel named "Bulk Destiny" (hereinafter called the "Vessel"), together with all equipment of whatever nature now on board the Vessel, and free from all claims, taxes, charters, mortgages, encumbrances and maritime liens or any other debts or claims whatsoever, in accordance with the provisions of the Purchase Agreement dated the [●], 2016 (the Purchase Agreement), made by and between the Seller and the Buyer.
The Buyer does hereby accept delivery, title and risks of and to the Vessel from the date and time and at the place stated above hereof in accordance with the provisions of the Purchase Agreement and the Quadpartite Agreement.
The Seller :
Bulk Nordic Five Ltd.
By: …………………………………………….
Name: …………………………………………
Position: ………………………………………
The Buyer :
Nicole Navigation S.A.
By: …………………………………………….
Name: …………………………………………
Position: ………………………………………

EXECUTION PAGE
Seller
SIGNED by         )
Name: Arthur E.M. Jones Don P. Dunstan     )
Director Director
as authorised signatory for and on behalf of        )
BULK NORDIC FIVE LTD.        )    Signed: /s/ Arthur E.M. Jones
Signed: /s/ Don P. Dunstan

Buyer
SIGNED by    )
Name: Tetsutaro Hiraoka    )
as authorised signatory for and on behalf of    )
NICOLE NAVIGATION S.A.    )    Signed: /s/ Tetsutaro Hiraoka